Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q1; Updates 2014 Annual Outlook

Highlights:

  Q1 2014 sales increase 9 percent year-over-year to $966 million with Q1 2014 EPS of $0.24; EPS before charges/gains increase to $0.25
  Extreme weather negatively impacted sales by an estimated $40 million and EPS by 8 cents in the quarter
  Company narrows range for full-year 2014 outlook for EPS before charges/gains to $1.90 - $1.99 on sales growth of 10-12 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--April 30, 2014--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2014 results and updated its 2014 annual outlook for sales and earnings per share.

“Our teams executed well in a quarter challenged by extreme weather across half of the country that was compounded by an expected lower level of new construction,” said Chris Klein, chief executive officer, Fortune Brands. “We remain well positioned to deliver strong growth this year, offsetting some of the impact of weather in the first quarter, as the pace of demand reaccelerates. Our updated 2014 annual outlook has been revised to reflect the impact of the first quarter and calls for growth based on our continued share gains and the market recovery for both new construction and, more importantly, repair and remodel activity.”

First Quarter 2014

For the first quarter of 2014, sales were $966 million, an increase of 9 percent over the first quarter of 2013. Earnings per share were $0.24, compared to $0.22 in the prior-year quarter. EPS before charges/gains were $0.25, compared to $0.24 the same quarter last year. Operating income was $62.1 million, compared to $56.6 million in the prior-year quarter. Operating income before charges/gains was $65.1 million, compared to $62.4 million the same quarter last year.

“Excluding the estimated impact of weather, sales would have increased 13 percent for the total company and 14 percent for our combined home segments in the first quarter. Importantly, total company operating income before charges/gains would have increased 35 percent excluding weather,” Klein said.

For each segment in the first quarter of 2014, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry sales were up 19 percent. Sales included strong increases in the dealer channel, with continued strength in repair and remodel volume and mix. Operating income before charges/gains increased 34 percent to $20 million.
  Plumbing & Accessories sales were even with the prior-year quarter, with growth in the U.S. wholesale channel and China. Operating income before charges/gains increased 1 percent.
  Advanced Material Windows & Door Systems sales were up 5 percent. Entry doors sales were up 8 percent and windows sales were even to prior year. Operating income before charges/gains for the segment increased 3 percent.
  Security & Storage sales increased 3 percent. Within the segment, security sales increased 4 percent and tool storage sales were up 2 percent. Segment operating income before charges/gains was down 2 percent.

“With winter behind us, overall consumer traffic is increasing as more homeowners are able to plan and design remodel projects,” said Klein. “As momentum begins to build through the second quarter, we are preparing for a stronger second half and our teams remain poised to deliver strong growth for the full year.”

“We also began to invest in incremental capacity to support long-term sales growth to approximately $6 billion over the next 3+ years,” said Lee Wyatt, chief financial officer. “In the first quarter of 2014, we made investments of 4 cents primarily for expenses related to planning, designing and the first stages of implementing incremental capacity in the cabinetry and plumbing segments. Through the balance of the year we will pace investments to ensure we continue to be aligned with the pace of the recovery.”

Company Updates Annual Outlook for 2014

The Company’s 2014 annual outlook is based on a U.S. home products market growth assumption of 9 to 10 percent. Based on the Company’s confidence in the housing market recovery and expectation to continue outperforming the market, the Company expects full-year 2014 net sales to increase 10 to 12 percent.

The Company expects diluted EPS before charges/gains to be in the range of $1.90 to $1.99. This targeted range compares to 2013 diluted EPS before charges/gains of $1.50.

The Company expects to generate $250+ million in free cash flow in 2014. The expected free cash flow is net of anticipated capital expenditures of $130 to $140 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth. The Company also increased its quarterly dividend payment to 12 cents per share.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, sales excluding the impact of weather and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$410.9	$345.3	19
Plumbing & Accessories	309.9	308.9	-
Advanced Material Windows & Door Systems	130.0	124.2	5
Security & Storage	115.4	111.6	3
Total Net Sales	$966.2	$890.0	9

Operating Income (Loss) Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$20.0	$14.9	34
Plumbing & Accessories	55.4	55.0	1
Advanced Material Windows & Door Systems	(7.7)	(7.9)	3
Security & Storage	12.0	12.3	(2)
Corporate Expenses	(14.6)	(11.9)	(23)
Total Operating Income Before Charges/Gains	$65.1	$62.4	4

Earnings Per Share Before Charges/Gains (b)
Diluted	$0.25	$0.24	4

EBITDA Before Charges/Gains (c)	$89.1	$84.5	5

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$124.2	$241.4
Accounts receivable, net	482.9	477.1
Inventories	509.5	471.6
Other current assets	148.1	137.3
Total current assets	1,264.7	1,327.4

Property, plant and equipment, net	532.1	534.4
Goodwill	1,518.0	1,519.9
Other intangible assets, net of accumulated amortization	744.9	752.9
Other assets	47.1	43.5
Total assets	$4,106.8	$4,178.1

Liabilities and Equity
Current liabilities
Notes payable to banks	$9.7	$6.0
Accounts payable	319.8	343.8
Other current liabilities	237.4	388.9
Total current liabilities	566.9	738.7

Long-term debt	475.0	350.0
Deferred income taxes	247.7	245.8
Other non-current liabilities	177.2	190.5
Total liabilities	1,466.8	1,525.0

Stockholders' equity	2,637.2	2,649.4
Noncontrolling interests	2.8	3.7
Total equity	2,640.0	2,653.1
Total liabilities and equity	$4,106.8	$4,178.1

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating Activities
Net income	$41.2	$37.5
Depreciation and amortization	23.5	22.0
Recognition of actuarial losses	0.6	4.6
Deferred taxes	11.7	7.0
Other noncash items	9.6	6.5
Changes in assets and liabilities, net	(243.2)	(150.1)
Net cash used in operating activities	$(156.6)	$(72.5)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(20.9)	$(14.2)
Net cash used in investing activities	$(20.9)	$(14.2)

Financing Activities
Increase in debt, net	$128.5	$0.8
Proceeds from the exercise of stock options	8.2	16.9
Treasury stock purchases	(68.7)	(13.5)
Dividends to stockholders	(19.9)	-
All other, net	13.9	5.7
Net cash provided by financing activities	$62.0	$9.9

Effect of foreign exchange rate changes on cash	(1.7)	(0.3)

Net decrease in cash and cash equivalents	$(117.2)	$(77.1)
Cash and cash equivalents at beginning of period	241.4	336.0
Cash and cash equivalents at end of period	$124.2	$258.9

FREE CASH FLOW	Three Months Ended March 31,		2014 Full Year
	2014	2013	Approximation

Free Cash Flow (a)	$(169.3)	$(69.8)	$250.0
Add:
Capital expenditures	21.0	14.4	130.0 - 140.0
Less:
Proceeds from the sale of assets	0.1	0.2	-
Proceeds from the exercise of stock options	8.2	16.9	20.0
Cash Flow From Operations (GAAP)	$(156.6)	$(72.5)	$360.0 - 370.0

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013	% Change

Net Sales	$966.2	$890.0	9

Cost of products sold	651.5	589.8	10

Selling, general
and administrative expenses	246.3	240.1	3

Amortization of intangible assets	4.0	2.6	54

Restructuring charges	2.3	0.9	156

Operating Income	62.1	56.6	10

Interest expense	1.9	1.7	12

Other income, net	(0.5)	(0.2)	(150)

Income before income taxes	60.7	55.1	10

Income taxes	19.5	17.6	11

Net Income	$41.2	$37.5	10

Less: Noncontrolling interests	0.4	0.2	100

Net Income attributable to
Fortune Brands Home & Security	$40.8	$37.3	9.0

Earnings Per Common Share, Diluted:
Net Income	$0.24	$0.22	9

Diluted Average Shares Outstanding	171.2	170.3	1

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$410.9	$345.3	19
Plumbing & Accessories	309.9	308.9	-
Advanced Material Windows & Door Systems	130.0	124.2	5
Security & Storage	115.4	111.6	3
Total Net Sales	$966.2	$890.0	9

Operating Income (Loss)
Kitchen & Bath Cabinetry	$19.9	$14.3	39
Plumbing & Accessories	55.3	55.0	1
Advanced Material Windows & Door Systems	(7.7)	(8.5)	9
Security & Storage	9.8	12.3	(20)
Corporate Expenses (a)	(15.2)	(16.5)	8
Total Operating Income (GAAP)	$62.1	$56.6	10

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (b)
Kitchen & Bath Cabinetry	$20.0	$14.9	34
Plumbing & Accessories	55.4	55.0	1
Advanced Material Windows & Door Systems	(7.7)	(7.9)	3
Security & Storage	12.0	12.3	(2)
Corporate Expenses	(14.6)	(11.9)	(23)

Total Operating Income Before Charges/Gains (b)	65.1	62.4	4
Restructuring and other charges (c)	(2.4)	(1.2)	(100)
Defined benefit plan actuarial losses (d)	(0.6)	(4.6)	87
Total Operating Income (GAAP)	$62.1	$56.6	10

(a) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income (loss) before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income (loss) before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:
($ In millions)	Year Ended		Year Ended
	December 31, 2013		December 31, 2012
	%	$	%	$
Actual return on plan assets	15.2%	$74.6	14.5%	$63.7
Expected return on plan assets	7.8%	41.8	7.8%	36.8
Discount rate at December 31:
Pension benefits	5.0%		4.2%
Postretirement benefits	4.3%		3.7%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the first quarter of 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $2.4 million ($1.5 million after tax or $0.01 per diluted share) of restructuring and other charges and the impact of expense from the actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax).

For the first quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.2 million ($0.8 million after tax) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plans of $4.6 million ($3.1 million after tax or $0.02 per diluted share).

	Three Months Ended March 31,
	2014	2013	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.25	$0.24	4

Restructuring and other charges	(0.01)	-	-
Defined benefit plan actuarial losses	-	(0.02)	100

Diluted EPS (GAAP)	$0.24	$0.22	9

RECONCILIATION OF FULL YEAR 2014 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.90 to $1.99 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.90 to $1.99 per share. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or losses associated with its defined benefit plans.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2013 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(unaudited)

For the twelve months ended
December 31, 2013

Diluted EPS before charges/gains - full year	$1.50

Diluted EPS before charges/gains (a)	$1.50
Restructuring and other charges	(0.02)
Asset impairment charges	(0.12)
Defined benefit plan actuarial losses	(0.02)

Diluted EPS (GAAP)	$1.34

(a) For the year ended December 31, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $5.1 million ($3.6 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $5.1 million ($3.3 million after tax or $0.02 per diluted share). Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended March 31,
	2014	2013	% Change

Net Income	$41.2	$37.5	10

Depreciation (a)	$19.5	$19.3	1
Amortization of intangible assets	4.0	2.6	54
Restructuring and other charges	2.4	1.2	100
Interest expense	1.9	1.7	12
Defined benefit plan actuarial losses	0.6	4.6	(87)
Income taxes	19.5	17.6	11

EBITDA BEFORE CHARGES/GAINS (b)	$89.1	$84.5	5

(a) Depreciation excludes accelerated depreciation of $0.1 million for the three months ended March 31, 2013. Accelerated depreciation is included in restructuring and other charges.
(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Before
	GAAP	and other	plan actuarial	Charges/Gains
	(unaudited)	charges	losses	(Non-GAAP)

2014	FIRST QUARTER

Net Sales	$966.2	-	-

Cost of products sold	651.5	(0.1)	(0.6)
Selling, general & administrative expenses	246.3	-	-
Amortization of intangible assets	4.0	-	-
Restructuring charges	2.3	(2.3)	-

Operating Income	62.1	2.4	0.6	65.1

Interest expense	1.9	-	-
Other income, net	(0.5)	-	-
Income before income taxes	60.7	2.4	0.6	63.7

Income taxes	19.5	0.9	0.2

Net Income	$41.2	1.5	0.4	$43.1

Less: Noncontrolling interests	0.4	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$40.8	1.5	0.4	$42.7

Diluted Average Shares Outstanding	171.2			171.2

Diluted EPS	0.24			0.25

2013

Net Sales	$890.0	-	-

Cost of products sold	589.8	(0.3)	(3.0)
Selling, general & administrative expenses	240.1	-	(1.6)
Amortization of intangible assets	2.6	-	-
Restructuring charges	0.9	(0.9)	-

Operating Income	56.6	1.2	4.6	62.4

Interest expense	1.7	-	-
Other income, net	(0.2)	-	-
Income before income taxes	55.1	1.2	4.6	60.9

Income taxes	17.6	0.4	1.5

Net Income	$37.5	0.8	3.1	$41.4

Less: Noncontrolling interests	0.2	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$37.3	0.8	3.1	$41.2

Diluted Average Shares Outstanding	170.3			170.3

Diluted EPS	0.22			0.24

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended
	March 31, 2014	March 31, 2013	$ change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$20.0	$14.9	$5.1	34
Restructuring charges	(0.1)	(0.3)	0.2	67
Other charges (b)
Cost of products sold	-	(0.3)	0.3	100
Operating income (GAAP)	$19.9	$14.3	$5.6	39

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$55.4	$55.0	$0.4	1
Restructuring charges	(0.1)	-	(0.1)	(100)
Operating income (GAAP)	$55.3	$55.0	$0.3	1

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating loss before charges/gains(a)	$(7.7)	$(7.9)	$0.2	3
Restructuring charges	-	(0.6)	0.6	100
Operating loss (GAAP)	$(7.7)	$(8.5)	$0.8	9

SECURITY & STORAGE
Operating income before charges/gains(a)	$12.0	$12.3	$(0.3)	(2)
Restructuring charges	(2.1)	-	(2.1)	(100)
Other charges (b)
Cost of products sold	(0.1)	-	(0.1)	(100)
Operating income (GAAP)	$9.8	$12.3	$(2.5)	(20)

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING ESTIMATED WEATHER IMPACT Q1 2014 TO PERCENTAGE CHANGE IN NET SALES (GAAP)

(unaudited)

Three Months Ended
March 31, 2014

FBHS Net Sales
Percentage change in Net Sales excluding estimated weather impact in Q1 2014	13%
Estimated weather impact in Q1 2014	(4)%
Percentage change in Net Sales (GAAP)	9%

Home Segments Net Sales
Percentage change in Net Sales excluding estimated weather impact in Q1 2014	14%
Estimated weather impact in Q1 2014	(5)%
Percentage change in Net Sales (GAAP)	9%

Net sales excluding the estimated impact of weather is net sales derived in accordance with GAAP excluding the estimated impact of weather in the first quarter of 2014. Management uses this measure to evaluate the overall performance of FBHS and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

RECONCILIATION OF PERCENTAGE CHANGE IN OPERATING INCOME BEFORE CHARGES/GAINS EXCLUDING ESTIMATED WEATHER IMPACT Q1 2014 TO PERCENTAGE CHANGE IN OPERATING INCOME (GAAP)

Three Months Ended
March 31, 2014
FBHS Operating Income (GAAP)
Percentage change in Operating Income Before Charges/Gains excluding estimated weather impact in Q1 2014	35%
Estimated weather impact in Q1 2014	(31)%
Percentage change in Operating Income Before Charges/Gains	4%
Restructuring and Other Charges	(2)%
Defined benefit plan actuarial losses	8%
Percentage change in Operating Income (GAAP)	10%

Operating income before charges/gains excluding the estimated impact of weather is operating income derived in accordance with GAAP excluding the estimated impact of weather in the first quarter of 2014, restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Management uses this measure to evaluate the overall performance of FBHS and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com